U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES AND EXCHANGE ACT OF 1934

                           May 13, 2004
                   --------------------------------
                   (Date of earliest event reported)


                      Commission File #0-11078

                  THE AMERICAN EDUCATION CORPORATION
----------------------------------------------------------------
(Exact name of small business issuer as specified in its charter)

             Nevada                          73-1621446
---------------------------------    ---------------------------------
  (State or other jurisdiction       (IRS Employer Identification No.)
of incorporation or organization)

              7506 North Broadway Extension, Suite 505
                      Oklahoma City, OK  73116
              ----------------------------------------
              (Address of principal executive offices)

                           (405) 840-6031
                     ---------------------------
                     (Issuer's telephone number)


Item 5.  Other events.

On May 13, 2004, The American Education Corporation issued the press release attached hereto as Exhibit 99.1 titled "THE AMERICAN EDUCATION CORPORATION REPORTS 38% INCREASE IN REVENUES FOR FIRST QUARTER 2004 Company Posts Profitable Quarterly Performance."

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Item 7.  Financial Statements and Exhibits.

        (c) Exhibits.

            99.1: Company press release titled "THE AMERICAN EDUCATION CORPORATION REPORTS 38% INCREASE IN REVENUES FOR FIRST QUARTER 2004 Company Posts Profitable Quarterly Performance" dated
                   May 13, 2004.




                              SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on May 21, 2004.

                                  THE AMERICAN EDUCATION CORPORATION


Date:  May 21, 2004                By:  /s/ Jeffrey E. Butler
                                   --------------------------
                                   Jeffrey E. Butler
                                   President, Chief Executive Officer

------------------ --------------------------------------------------

Exhibit No.

     99.1  Company press release titled "THE AMERICAN EDUCATION
           CORPORATION REPORTS 38% INCREASE IN REVENUES FOR FIRST
           QUARTER 2004 Company Posts Profitable Quarterly Performance" dated May 13, 2004.


                             PRESS RELEASE


For further information contact:

Jeffrey E. Butler                    or                Geralyn DeBusk
The American Education Corporation     Halliburton Investor Relations
800-34APLUS or 800-222-2811                              972-458-8000
E-mail: jeb@amered.com
URL: www.amered.com

For Immediate Release

               THE AMERICAN EDUCATION CORPORATION REPORTS
             38% INCREASE IN REVENUES FOR FIRST QUARTER 2004
              COMPANY POSTS PROFITABLE QUARTERLY PERFORMANCE

Oklahoma City, May 13, 2004: The American Education Corporation (AEC) (OTC/BB: AEDU) today announced that consolidated net revenues for its first quarter ended March 31, 2004 jumped 38%, a record improvement for
first quarter revenue performance.   Net revenues for the first quarter
2004 period were $2,613,537 as compared to $1,897,319 for the same quarter of 2003. First quarter 2004 net income increased to $21,005 from $14,212, resulting in earnings per share of $0.001 for the period ended March 31, 2004.

Gross margins for the quarter ended March 31, 2004 were $2,270,662, or 87% of net revenues, which includes the results for Learning Pathways ("LPL") and Dolphin subsidiary operations on a consolidated basis and represents an increase of 2% over the year-ago quarter. Core AEC software publishing gross margins remained at approximately 96% of net revenues, consistent with historical results. During the quarterly period, total operating expenses increased 35% as compared to the prior year 2003 quarter, while declining as a percentage of revenues by 2% to 83% of net revenues. This increase in total spending is due to non-cash depreciation and amortization charges and increased marketing and selling expenditures. During the quarter, controllable operating expenditures decreased approximately 5% as part of ongoing cost control programs. EBITDA for the quarter increased by 29% over the year-ago quarter to $504,059 from $390,076, representing 19% of consolidated net revenues.

At March 31, 2004 total assets decreased 1% to $9,744,486 as compared to $9,810,546 at December 31, 2003. The current portion of the Company's long-term debt increased 64% to $511,387 from $312,188 as a result of the reclassification to current liabilities of a portion of its debt that matures within one year. The Company's total bank debt, however, decreased by 7% during the quarter. During the 2004 first quarter, the Company reached an agreement with its bank to restructure its debt to extend its two loan arrangements until March and November of 2005. Stockholders' equity increased 1% from $5,711,287 to $5,760,981 as a result of earnings and a favorable foreign currency exchange adjustment.

Commenting on the results, Jeffrey E. Butler, Chief Executive Officer of the Company, stated, "The core AEC operating unit revenues increased 63% during the quarter, representing the fourth consecutive quarter of substantial growth while establishing new benchmarks for both revenues
and percentage gains for the opening quarter of our fiscal 2004.   Pretax
income for the Corporation's core business unit was also up significantly for the quarter to $296,249 from $24,495, representing 13% in pretax
earnings compared to 2% in the prior year.   Importantly, the first
quarter's performance was achieved in spite of a planned doubling in quarterly marketing and selling expenses to over $1,100,000 as the Company strived to capitalize on its significant K-12 and post-secondary product offerings. The Company's products and technology, which are believed to lead the industry, have converged in the last several months and now provide the strongest lineup of content and features in our
Company's history.   AEC's top-line growth is being driven by quality
products, and the Company is securing increasingly larger dollar-size orders for inbound site license, online and product upgrade-based orders. We believe the Company is currently well positioned to expand its marketing and sales coverage necessary to improve its long-term competitive position and to capitalize on growth opportunities, resulting from strong product lines and certain competitive advantages."

The American Education Corporation Announces First Quarter Earnings
May 13, 2004
Page 2

The significant AEC unit business gains were offset by continued losses at the Dolphin and Learning Pathways (UK) subsidiaries for the first quarter ended March 31, 2004. With respect to these subsidiary units, Dolphin signed new development contracts during the quarter, which should provide excellent prospects for the subsidiary's profitable growth for the balance of 2004. Two of these contracts were signed very late in the quarter, and revenue recognition standards did not allow for the full inclusion of this new business in our first quarter results. LPL's domestic UK revenue performance was equivalent to the prior year quarter, but this business unit still has not reached break-even status despite a reduction in controllable expense levels, which were down 29% from the same quarter of 2003.

"We believe that the AEC business unit's rapidly improving operating results are sustainable, and we expect that the Company has the capacity to achieve industry-leading financial results in 2004," Mr. Butler continued. "As a cautionary note, the Company's industry segment, dependent on state and federal funding, is still in a state of fragile
recovery and is still vulnerable to external disruption.   However, we
believe this level of performance is achievable as we continue to expand sales coverage and set quarterly records even in the traditionally slow seasonal quarters for the last year. Going forward, we plan to capitalize on growing product strengths by increasing resources in the marketing and sales areas. It is very clear that we must also increase our efforts to strengthen the Dolphin and LPL business units in order to return the Company to one of the top performing companies in the industry."

The Company's Java-based technology, the A+nyWhere Learning System, registered, Versions 3.0 and 4.0 of educational software products, provides for an integrated offering of grade levels 1-12 software for Reading, Mathematics, Language Arts, Science, Writing, History, Government, Economics and Geography. In addition, the Company provides assessment testing and instructional content for the General Educational Development (GED) test. All company products are designed to provide for LAN, WAN and Internet delivery options. The Company has developed a computer adaptive, companion academic skill assessment testing tool to provide educators with the resources to more effectively use the Company's curriculum content aligned to important state and national academic standards. Spanish-language versions are available for Mathematics and Language Arts for grade levels 1-8. The Company's curriculum content is aligned to the other third-party digital resources such as the World Book Multimedia Encyclopedia and GoKnow's scientifically-based, Internet accessible curriculum and reference materials, which may be accessed directly from A+LS lessons. The A+LS comprehensive family of educational software is now in use in over 11,000 schools, centers of adult literacy, colleges and universities, and correctional institutions in the U.S., UK and other international locations. A+dvancer Online Courseware, trademark, the Company's new diagnostic, prescriptive test and online developmental curriculum offering, is aligned to ACCUPLACER OnLine, registered, the leading college placement test for students requiring developmental support to enroll in full-credit secondary coursework in mathematics, reading, algebra and writing.

ACCUPLACER and ACCUPLACER OnLine are either trademarks or registered trademarks owned by the College Entrance Examination Board, New York, NY.

Note: Certain matters discussed above concerning the future performance of the Company are forward-looking statements intended to qualify for the safe harbors from liabilities established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such by words such as "believes," "anticipates," "plans," "expects" or words of similar import. The future performance of the Company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity and funding available to schools.


                   THE AMERICAN EDUCATION CORPORATION
                        7506 BROADWAY EXTENSION
                        OKLAHOMA CITY, OK 73116
                             1-800-34APLUS
                            www.amered.com

                            -Tables Follow-

                                                              Pre04-3




The American Education Corporation Announces First Quarter Earnings
May 13, 2004
Page 3

Statement of Income


                   Three Months Ended    Three Months Ended
                      March 31, 2004       March 31, 2003        %
                        (unaudited)          (unaudited)       Change
                   ------------------    ------------------    ------

Sales                   $2,613,537           $1,897,319           38%

Operating Income           103,163                5,938         1637%

Net Income                  21,005               14,212           48%

Earnings per share -
  primary                     .001                 .001           --
  diluted                     .001                 .001           --

EBITDA                     504,059              390,076           29%


Balance Sheet Data

                          March 31,           December 31,       %
                            2004                  2003         Change
                   ------------------    ------------------    ------

Current Assets          $3,286,362           $3,293,259            -

Total Assets             9,744,486            9,810,546          (1%)

Current Liabilities      2,559,568            2,510,276           2%

Stockholders' Equity     5,760,981            5,711,287           1%